UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

ITRONICS INC.

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                                           Texas                                   33-18582                           75-2198369

                           (State or other jurisdiction               (Commission File                    (IRS Employer

                                  of incorporation)                            Number)                         Identification No.)

6490 So. McCarran Boulevard, Building C, Suite 23 Reno, Nevada      89509

                        (Address of Principal Executive Offices)                       Zip Code

Registrant’s telephone number, including area code: (775) 689-7696

Item 4.01: Changes in Registrant’s Certifying Accountant

(a)(1)(i) On October 5, 2007 the registrant dismissed its independent registered public accounting firm of Cacciamatta Accountancy Corporation.

(ii) For each of the past two years the certifying accountant’s report on the registrant’s financial statements was modified as to an uncertainty. The uncertainty in each of the two years was a substantial doubt about the registrant’s ability to continue as a going concern.

(iii) The registrant’s Board of Directors has approved the change in certifying accountant.

(iv)(A) During the registrant’s most recent two fiscal years and subsequent interim periods there have been no disagreements between the registrant and its certifying accountant regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedures. During the registrant’s most recent two fiscal years and subsequent interim periods the registrant’s certifying accountant has not advised the registrant of any of the matters identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

(2) On October 5, 2007 the firm of Moore Stephens Wurth Frazer and Torbet, LLP (MSWFT) of Walnut, California was appointed as the registrant’s new certifying accountant. During the two most recent fiscal years, Itronics has not consulted with MSWFT with respect to either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Itronics financial statements; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) or a reportable event as described in paragraph 304(a)(1)(iv) of Item 304 of Regulation S-B).

Itronics’ Board has engaged MSWFT to assist it in responding to an SEC comment letter for the year ended December 31, 2006.

Exhibits:

16.1      Letter from former certifying accountant in accordance with Item 304(a)(3) of Regulation S-B.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                        ITRONICS INC.

                                                                                            (Registrant)

Date: October 11, 2007                                                            By: /S/ John W. Whitney

                                                                                                      John W. Whitney

                                                                                                      President, Treasurer and Director

                                                                                                      (Principal Executive and Financial

                                                                                                      Officer)